Exhibit 99.1

Chico’s FAS, Inc. Provides Business Update
Company Announces Boutique Reopening Plan for North America

FORT MYERS, Fla. – April 27, 2020 – Chico's FAS, Inc. (NYSE: CHS), a leading omnichannel specialty retailer for women that operates Chico's®, White House Black Market®, Soma® and TellTale™, today provided a business update and boutique reopening plan from the Company’s Chief Executive Officer and President; recent 2020 preliminary sales information; and details on liquidity and cash utilization.

Statement from Bonnie Brooks, Chief Executive Officer and President
The Chico’s FAS Community – our customers, our associates and our shareholders – are at the center of every decision we make as a company, and during this period of temporary closure of our boutiques, that mindset has not wavered. We continue with our commitment to doing the right thing in our business.
As previously announced on April 1, we made the difficult decision to place the majority of our associates on furlough with continued benefits and to temporarily reduce the pay or hours of the majority of our remaining associates, including the entire executive leadership team and Board of Directors by 50%. Our associates in the Distribution Center, which remains fully operational, are receiving full wages to ensure the fulfillment of our healthy digital sales. Across all of our offices and distribution centers, we have implemented enhanced safety protocols that exceed guidelines from public health officials and federal, state and local government.
Strong Digital Sales
Over the past six weeks, we have seen strong customer demand in our digital channels, including increased traffic and sales on our websites and increased engagement on our social media channels. Chico’s FAS digital sales have experienced double digit growth in the six weeks since the company became a digital-only business on March 18, 2020. The Company operates five unique websites for its’ brands. Driving this sales growth and double-digit traffic growth are categories of intimates, sleep, cozy, active and lounge.
Style Connect and Other Technology Investment
Our digital performance shows that we have been well-served by our investments in technology. In mid-March, we equipped our store management with handheld devices that were installed with Style Connect SM, our proprietary digital styling software that enables us to communicate directly with the majority of our customers to drive the frontline business to digital fulfillment. This action resulted in the above-mentioned double digit increases in online sales since the temporary closure of boutiques. Style Connect was designed as a competitive advantage that has further opportunities for increasing sales as we move into our new “post-COVID-19 operating model” as it allows for intimate but distanced connection in a meaningful manner that is resonating with our customers.

Stores Reopening Phase to Commence May 4, 2020
Research1, 2, 3 shows our customers’ main shopping crossover for all of our categories is with department stores. We believe we will have some significant advantages in the next several months as the majority of our stores are under 3,500 square feet and are located in easily accessible shopping plazas. Due to the smaller size of our boutiques, Chico’s FAS has the ability to reopen quickly and safely and to follow enhanced safety precautions. For example, our teams have the ability to manage the number of customers in the stores, provide hand sanitizer and masks to customers, create new flexible distance between clothing racks, and adjust fitting rooms to accommodate social distancing practices.
Starting on May 4, we will roll out three phases of reopening our boutiques: first, fulfillment of national orders through stores using store inventories; second, buy-online-pick up in store (BOPIS) including contactless curbside pickup; and third, the introduction of a new shop-by-appointment service for all brands – Chico’s, Chico’s Off the Rack, White House Black Market, White House Black Market Outlet, and Soma. Store openings will be consistent with local health and safety guidelines and regulations.
Post COVID-19 Operating Model
As the magnitude of the impact of COVID-19 on the women’s apparel industry became clearer, we immediately pivoted to a new business plan for 2020 and beyond, assessing and overhauling every function of our business, as well as quickly adjusting operations aligned to digital marketing and distribution. During the past few weeks, we have significantly reduced our weekly cash burn. Our actions have been designed to reduce operating expenses by approximately 30% and we are committed to holding this cost structure for the long term. We have deferred the majority of payables, and are renegotiating all contracts, including real estate.
In the first half of last year, the Company faced a significant downward sales trajectory. In the second quarter, I joined the company, changed the majority of our senior leadership team, and worked to immediately overhaul the business. This new team was able to quickly pivot the business with a 9.4% positive swing in sales from Q1, to the end of Q4, posting the first positive comparable sales quarter for the business since 2014, at fiscal year-end February 1, 2020.
While todays’ challenges are of a greater magnitude, our culture of agility and our ability to grow sales while reducing expenses, which started exactly 12 months ago, has already served us well during this period, and we are confident we have a path forward for the sustainable future of the Company, post COVID-19.

Bonnie Brooks
CEO and President
_______________________________________

1 Chico’s Transformation Customer Profiling 7.17.19 Final Updated (customer file sample)
2 White House Black Market Customer Profiling Study 9.12.19 (customer file sample)
3 Soma Top 3 Intimates Retailers Quick Poll Summary 9.6.19 (research panel sample)

Liquidity and Cash Utilization Update Commentary from David Oliver, Interim Chief Financial Officer and Controller

Recent Sales Performance
The following reflects comparable sales for the periods indicated, in each case compared to the same period in the prior fiscal year.
Comparable Sales Performance:
The Company’s quarterly comparable sales trends showed continuous improvement throughout fiscal 2019 as merchandising initiatives gained traction and customer centric product was introduced. These trends continued during the initial four-weeks of fiscal 2020 when the comparable sales increased 2.7% compared to last year.
Fiscal 2019 Reported and Four Weeks Ended February 29, 2020 Demonstrates Sequential Growth

Fiscal 2020 Digital Sales Weeks 1-6 Ended March 14 vs Weeks 7-12 Ended April 25 increased 16 percent*
*previously unreported

We entered fiscal 2020 on strong financial footing and continue to maintain a heathy liquidity position. As of Monday, April 27, 2020, we had approximately $103 million of cash and cash equivalents on hand. We believe our cash position is meaningfully bolstered by availability under our asset-based credit facility and our ability to borrow against our owned and unencumbered Distribution Center and corporate office facilities. We estimate borrowings on the ABL and leveraging our owned real estate could generate approximately $100 million in additional liquidity. Borrowings under the ABL have no required debt repayments until the ABL matures in August 2023.
Additionally, our cash burn is being partially mitigated by our strong digital business during this temporary store closure period as well as meaningful actions we have taken to align the Company’s cost structure with current and post COVID-19 sales expectations. Those actions to reduce costs and improve liquidity include:

•	Partnering with landlords, suppliers and vendors to materially reduce operating costs and extend payment terms, including in certain instances withholding payments;

•	Cancelling merchandise receipts to better align inventory with expected market demand;

•	Significantly reducing all elements of selling, general and administrative expenses to better align operating costs with expected sales;

•	Suspending our quarterly dividend, conserving approximately $31 million of cash this fiscal year; and

•	Reducing our planned capital expenditures to be primarily maintenance and business essential expenditures.

Our cash burn quarter-to-date reflects the payment of the previously approved first quarter fiscal 2020 dividend and the payout under the fiscal 2019 management incentive plan.
Under provisions of the Coronavirus Aid, Relief, and Economic Security (CARES) Act, we believe Chico’s FAS has the potential to realize a one-time liquidity benefit approximating $95 million based on our current forecast, primarily related to the recovery of previously paid Federal income taxes as well as deferral of social security tax payments, employee retention credits and other tax changes provided for under the CARES Act. We are looking at ways to meaningfully accelerate this liquidity benefit into fiscal 2020 and anticipate a portion will be realized in the second and third quarters.
We remain confident in the future of the Company, and its financial position.
David Oliver
Interim Chief Financial Officer and Controller
Earnings Call and Annual General Meeting of Shareholders
The Company today announced that its conference call to review first quarter 2020 financial results will be held on June 10, 2020.
The Company’s 2020 Annual General Meeting of Shareholders scheduled for June 24, 2020 will be held as a virtual meeting.
Preliminary Data
The estimated 2020 sales data presented in this release is preliminary, is based upon management’s current estimates, may not reflect our actual sales performance for the full first quarter of fiscal 2020 or any other completed financial period, and is subject to the completion of our standard procedures for the preparation and completion of our quarterly financial statements. These procedures have not been completed, and we may make further adjustments as a result of developments occurring between now and the time of the financial results as the respective periods are finalized. In addition, estimated sales and cash burn data has been provided to help investors understand and assess the near-term impacts of the COVID-19 pandemic, but is subject to variability and may not be indicative of our results or trends for any full reporting period.
ABOUT CHICO'S FAS, INC.
Chico’s FAS is a Florida-based fashion company founded in 1983 on Sanibel Island, Fla. The Company reinvented the fashion retail experience by creating fashion communities anchored by our Most Amazing Personal Service, which put the customer at the center of everything we do. As one of the leading fashion retailers in North America, Chico’s FAS is a company of three unique brands – Chico’s, White House Black Market and Soma – each thriving in their own white space, founded by women, led by women, providing solutions that millions of women say give them confidence and joy.
Our Company has a passion for fashion, and each day, we provide clothing, shoes and accessories, intimate apparel and expert styling in our brick-and-mortar boutiques, digital online boutiques and through Style Connect, the Company’s proprietary digital styling tool that enables customers to conveniently shop wherever, whenever and however they prefer.
As of February 1, 2020, the Company operated 1,341 stores in the U.S. and Canada and sold merchandise through 70 international franchise locations in Mexico and 2 domestic franchise airport locations. The Company's merchandise also is available at www.chicos.com, www.chicosofftherack.com, www.whbm.com, www.soma.com and www.mytelltale.com.

To learn more about Chico’s FAS, visit www.chicosfas.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements, including without limitation statements made by Ms. Brooks under "Statement from Bonnie Brooks, Chief Executive Officer and President,” and Mr. Oliver under “Liquidity and Cash Utilization Update Commentary from David Oliver, Interim Chief Financial Officer and Controller” relate to expectations and projections regarding the Company’s future performance and may include the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “outlook,” “project,” “should,” “strategy,” “potential” and similar terms. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause actual results to differ include, but are not limited to: the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: temporary boutique closures due to government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, and trends in consumer behavior and spending during and after the end of the pandemic; our ability to successfully implement any alternatives that we pursue including our ability to achieve the cost savings described in this release; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; changes in the general economic and business environment; changes in the general or specialty retail or apparel industries, including the extent of the market demand and overall level of spending for women’s private branded clothing and related accessories; the effectiveness of our brand strategies, awareness and marketing programs; the ability to successfully execute and achieve the expected results of our business strategies and particular strategic initiatives (including, but not limited to, the Company’s revised organizational structure, retail fleet optimization plan and three operating priorities which are driving stronger sales through improved product and marketing; optimizing the customer journey by simplifying, digitizing and extending the Company’s unique and personalized service; and transforming sourcing and supply chain operations to increase product speed to market and improve quality), sales initiatives and multi-channel strategies; customer traffic; our ability to appropriately manage our inventory and allocation processes; our ability to leverage inventory management and targeted promotions; the successful recruitment of leadership and the successful integration of new members of our senior management team; uncertainties regarding future unsolicited offers to buy the Company and our ability to respond effectively to them as well as to actions of activist shareholders and others; changes in the political environment that create consumer uncertainty; the risk that our investments in merchandise or marketing initiatives may not deliver the results we anticipate; significant changes to product import and distribution costs (such as unexpected consolidation in the freight carrier industry, and the ability to remain competitive with customer shipping terms and costs pertaining to product deliveries and returns); new or increased taxes or tariffs that could impact, among other things, our sourcing from foreign suppliers; and significant shifts in consumer behavior. Other risk factors are detailed from time to time in the Company’s Quarterly

Reports on Form 10-Q, Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. These factors should be considered in evaluating forward‑looking statements contained herein. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Investor Relations Contact:
Tom Filandro
ICR, Inc.
(646) 277-1235

Media Relations Contact:
Pashen Black
Director of Corporate Public Relations
(239) 218-3388